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                                                                   EXHIBIT 10.32

                  STANDARD CHARTERED TRADE SERVICES CORPORATION
                     1285 Avenue of the Americas, 14th Floor
                            New York, New York 10019

                                 April 23, 2002



EOTT Energy Operating Limited Partnership
2000 W. Sam Houston Parkway, Suite 400
Houston, Texas 77042

         Re: Commodity Repurchase Agreement and Receivable(s) Purchase Agreement

Ladies and Gentlemen:

         Reference is made to (i) the Commodity Repurchase Agreement by and between Standard Chartered Trade Services Corporation ("SCTSC") and EOTT Energy Operating Limited Partnership ("EOTT OLP") dated February, 1998 (the "CRUDE OIL REPO AGREEMENT") and (ii) the Receivable(s) Purchase Agreement by and between SCTSC and EOTT OLP dated November 19, 1999 (the "RECEIVABLES AGREEMENT"), in each case as amended to, and as in effect on, the date hereof. Capitalized terms used and not defined herein have the meanings given them in the Second Amended and Restated Reimbursement, Loan and Security Agreement, dated as of April 23, 2002, among EOTT OLP, EOTT Energy Canada Limited Partnership, EOTT Energy Liquids, L.P., EOTT Energy Pipeline Limited Partnership, EOTT Energy Partners, L.P., EOTT Energy General Partner, L.L.C., Standard Chartered Bank and the other signatories thereto (the "CREDIT AGREEMENT").

         By execution of this letter agreement, SCTSC waives (i) any Seller's Event of Default arising from a breach of Section 3B(ix), (x) or (xiv) of the Receivables Agreement and any Event of Default arising from a breach of Section 16(a), (e), (f), (j) or (m)(iv) of the Crude Oil Repo Agreement that results from the execution, filing or recordation of any Security Document and (ii) any Event of Default arising from a breach of Section 16(b) of the Crude Oil Repo Agreement that results from the existence of any matter described in Section 7(t) of the Disclosure Schedule. SCTSC further agrees that prior to February 28, 2003, unless there shall have occurred and be continuing a Seller's Event of Default under the Receivables Agreement, an Event of Default under the Crude Oil Repo Agreement or an Event of Default under the Credit Agreement, SCTSC will not exercise its discretionary right to terminate the Receivables Agreement or the Crude Oil Repo Agreement. EOTT OLP confirms that no such event of default has occurred and is continuing at the date hereof (giving effect to the foregoing waivers), and further acknowledges and confirms that all of the Collateral is and will be held by Standard Chartered as collateral agent for the benefit of the Lenders and SCTSC.

         In addition to all other amounts due to the Administrative Agent under each of the Crude Oil Repo Agreement and the Receivables Agreement, EOTT OLP will pay to SCTSC a fee, payable monthly in arrears on the first day of each month with respect to the immediately


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preceding month in an amount equal to (i) two percent (2.0%) per annum multiplied by (ii) the Average Daily Maximum SCTSC Facility Amount for each such agreement for each month. The first installment of such fee shall be payable on May 1, 2002 with respect to each of the months of February, March and April, 2002. For purposes of this letter agreement, the "AVERAGE DAILY MAXIMUM SCTSC FACILITY AMOUNT" for any month for each such agreement shall equal the quotient of (x) $100,000,000 (unless such amount shall be permanently reduced by EOTT OLP, which it may do pursuant to the terms of each such agreement) divided by
(y) the total number of days in such month.

         SCTSC and EOTT OLP further agree that the June 22, 2001 letter agreement amending the Crude Oil Repo Agreement is amended hereby by replacing "two hundred million dollars ($200,000,000)" in the second paragraph thereof with "one hundred million dollars ($100,000,000)." Notwithstanding any language in the Crude Oil Repo Agreement giving SCTSC discretion as to whether or not it shall choose to enter into any Transaction (as defined in the Crude Oil Repo Agreement), provided that all conditions precedent to Extensions of Credit under the Credit Agreement and all other conditions precedent under the Crude Oil Repo Agreement are satisfied at the time EOTT OLP proposes a Transaction (as defined in the Crude Oil Repo Agreement), SCTSC will enter into such Transaction to the extent that all Commodities to be purchased by SCTSC under such Transaction would constitute Eligible Inventory. Unless otherwise agreed, the Repurchase Date (as proposed by EOTT OLP under the Crude Oil Repo Agreement) shall be the date ending one, three, or six months after the Value Date (as defined in the Crude Oil Repo Agreement); provided, however, that any such Repurchase Date which would otherwise be a day which is not a Business Day shall be extended to the succeeding Business Day unless such Business Day falls in another calendar month, in which case such Repurchase Date shall be the preceding Business Day. Unless otherwise agreed, the Purchase Price (as used in the Crude Oil Repo Agreement) that SCTSC shall pay EOTT OLP for such Commodities will be the Market Price on the Value Date (as used in the Crude Oil Repo Agreement). Unless otherwise agreed, the Resale Price (as used in the Crude Oil Repo Agreement) that EOTT OLP shall pay to SCTSC for such Commodities will be the total of (i) the product of (x) the Purchase Price (as used in the Crude Oil Repo Agreement) and (y) one-month, three-month or six-month, as applicable, LIBOR in effect on the Value Date (as defined in the Crude Oil Repo Agreement) plus three percent (3.0%) plus (ii) such Purchase Price.

         Notwithstanding any language in the Receivables Agreement giving SCTSC discretion as to whether or not it shall choose to purchase any of the Qualified Receivable(s) (as defined in the Receivables Agreement), provided that all conditions precedent to Extensions of Credit under the Credit Agreement and all other conditions precedent under the Receivables Agreement are satisfied at the time EOTT OLP proposes that SCTSC purchase any Qualified Receivable(s) (as defined in the Receivables Agreement), SCTSC will purchase any such Qualified Receivable(s) constituting Tier I Eligible Receivables.

         This letter agreement (i) shall be deemed to be a contract under, and shall be construed, interpreted and governed by the laws of the State of New York, excluding any conflict of laws principles, (ii) may be executed in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument, and


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(iii) shall be binding upon and shall inure to the benefit of each party and its respective successors and assigns.

         Please indicate your consent to the foregoing by signing each duplicate original hereof in the space provided below and returning a signed original of this letter agreement to us.


                                           Very truly yours,


                                           STANDARD CHARTERED TRADE SERVICES
                                           CORPORATION

                                           By:  /s/ ALLAN J. LEE
                                                --------------------------------
                                                Allan J. Lee
                                                Chief Executive Officer


                                           By:  /s/ DANIEL CARAMBOT
                                                --------------------------------
                                                Daniel Carambot
                                                President




Agreed to and accepted
this __ day of April, 2002

EOTT ENERGY OPERATING LIMITED PARTNERSHIP,
By:      EOTT ENERGY GENERAL PARTNER, L.L.C., its General Partner

By:
    ----------------------------------------
    Name:
          ----------------------------------
    Title:
           ---------------------------------


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